Exhibit 10.5

EXECUTION VERSION

COPYRIGHT SECURITY AGREEMENT

This COPYRIGHT SECURITY AGREEMENT, dated as of June 14, 2016 (this “Agreement”), is made by the signatory hereto indicated as a “Grantor” (the “Grantor”) in favor of U.S. BANK NATIONAL ASSOCIATION, as Collateral Agent for the Priority Lien Secured Parties (in such capacity and together with its permitted successors and assigns in such capacity, the “Collateral Agent”).

WHEREAS, the Grantor entered into a Collateral Agreement dated as of June 14, 2016 (as amended, restated, supplemented or otherwise modified from time to time, the “Collateral Agreement”) among the Grantor, the Collateral Agent and the other persons party thereto, pursuant to which Grantor granted to the Collateral Agent, for the benefit of the Priority Lien Secured Parties, a security interest in the Copyright Collateral (as defined below); and

WHEREAS, pursuant to the Collateral Agreement, Grantor agreed to execute this Agreement, in order to record the security interest granted to the Collateral Agent for the benefit of the Priority Lien Secured Parties with the United States Copyright Office.

NOW, THEREFORE, in consideration of the foregoing and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, Grantor hereby agrees with the Collateral Agent as follows:

SECTION 1. Defined Terms

Capitalized terms used but not defined herein shall have the respective meanings given thereto in the Collateral Agreement, and if not defined therein, shall have the respective meanings given thereto in the Collateral Agency Agreement referred to therein.

SECTION 2. Grant of Security Interest

Grantor hereby grants to the Collateral Agent, for the benefit of the Priority Lien Secured Parties, a security interest in, all of the following property, in each case, wherever located and now owned or at any time hereafter acquired by Grantor or in which Grantor now has or at any time in the future may acquire any right, title or interest (collectively, the “Copyright Collateral”) as collateral security for the prompt and complete payment and performance when due (whether at the stated maturity, by acceleration or otherwise) of Grantor’s Priority Lien Obligations:

(a) All of Grantor’s right, title and interest in and to all works of authorship, all United States and foreign copyrights (whether or not the underlying works of authorship have been published), including but not limited to copyrights in software and databases, all designs (including but not limited to all industrial designs, “Protected Designs” within the meaning of 17 U.S.C. 1301 et. Seq. and Community designs), and all “Mask Works” (as defined in 17 U.S.C. 901 of the U.S. Copyright Act), whether registered or unregistered, and with respect to any and all of the foregoing: (i) all registrations and applications for registration thereof including, without limitation, the registrations and applications listed in Schedule A attached hereto, (ii) all extensions, renewals, and restorations thereof, (iii) all rights to sue or otherwise recover for any past, present and future infringement or other violation thereof, (iv) all Proceeds of the foregoing, including, without limitation, license fees, royalties, income, payments, claims, damages and proceeds of suit now or hereafter due and/or payable with respect thereto, and (v) all other copyright rights accruing thereunder or pertaining thereto throughout the world (collectively “Copyrights”); and

(b) all written licenses pursuant to which Grantor has been granted exclusive rights in any registered Copyrights, including, without limitation, each agreement listed in Schedule A attached hereto.

SECTION 3. Collateral Agreement and Collateral Agency Agreement

The security interest granted pursuant to this Agreement is granted in conjunction with the security interest granted to the Collateral Agent for the Priority Lien Secured Parties pursuant to the Collateral Agreement, and the Grantor hereby acknowledges and affirms that the rights and remedies of the Collateral Agent with respect to the security interest in the Copyright Collateral made and granted hereby are more fully set forth in the Collateral Agreement, the terms and provisions of which are incorporated by reference herein as if fully set forth herein. In the event that any provision of this Agreement is deemed to conflict with the Collateral Agreement or the Collateral Agency Agreement, the provisions of the Collateral Agreement or the Collateral Agency Agreement, as applicable, shall control.

SECTION 4. Governing Law

THIS AGREEMENT AND ANY DISPUTE, CLAIM OR CONTROVERSY ARISING OUT OF OR RELATING TO THIS AGREEMENT (WHETHER ARISING IN CONTRACT, TORT OR OTHERWISE) SHALL BE GOVERNED BY, AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH, THE LAW OF THE STATE OF NEW YORK WITHOUT REGARD TO CONFLICTS OF LAW RULES THAT WOULD RESULT IN THE APPLICATION OF A DIFFERENT GOVERNING LAW (OTHER THAN ANY MANDATORY PROVISIONS OF THE UCC RELATING TO THE LAW GOVERNING PERFECTION AND EFFECT OF PERFECTION OR PRIORITY OF THE SECURITY INTERESTS).

SECTION 5. Counterparts

This Agreement may be executed in one or more counterparts and by different parties hereto in separate counterparts, each of which when so executed and delivered shall be deemed an original, but all such counterparts together shall constitute but one and the same instrument.

[Remainder of page intentionally left blank]

IN WITNESS WHEREOF, Grantor has caused this Agreement to be executed and delivered by its duly authorized officer as of the date first set forth above.

GOGO LLC, as Grantor
By:	/s/ Norman Smagley
Name: Norman Smagley
Title: Executive Vice President, Chief Financial Officer and Assistant Secretary

Accepted and Agreed:

U.S. BANK NATIONAL ASSOCIATION, as Collateral Agent

By:	/s/ Linda Garcia
	Name:	Linda Garcia
	Title:	Vice President

SCHEDULE A

to

COPYRIGHT SECURITY AGREEMENT

COPYRIGHT REGISTRATIONS

Title	Author	Registration No.	Registration Date
Aircell cloud design	Gogo LLC	VA0001853407	12/13/2012
Gogo cloud design.	Gogo LLC	VA0001853402	12/13/2012